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                                                               EXHIBIT (a)(1)(d)


                                 THIRD AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                              AIM INVESTMENT FUNDS


         THIS THIRD AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT FUNDS (the "Amendment") is entered into as of the 4th day of February, 1999, among C. Derek Anderson, Frank S. Bayley, Robert H. Graham, Arthur C. Patterson and Ruth H. Quigley, as Trustees, and each person who became or becomes a Shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Funds, a Delaware business trust (the "Trust"), entered into as of May 7, 1998, as amended (the "Agreement").

         WHEREAS, Sections 2.3 and 9.7 of the Agreement empower the Trustees without shareholder action to amend the Agreement in order to change the designations of the Trust's Portfolios; and

         WHEREAS, at a meeting duly called and held on the 4th day of February, 1999, the trustees resolved to amend the Agreement, effective June 1, 1999, in order to change the name of AIM Global Telecommunications Fund.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Effective June 1, 1999, Schedule A of the Agreement shall be deleted in its entirety and the following new Schedule A shall be substituted in lieu thereof in order to change the name of AIM Global Telecommunications Fund:


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                                   "SCHEDULE A

         AIM Investment Funds shall be divided into the following Portfolios and
Classes:

                  Class A, Class B, Class C and Advisor Class

                           AIM Developing Markets Fund
                           AIM Global Growth & Income Fund
                           AIM Latin American Growth Fund
                           AIM Global Consumer Products and Services Fund AIM Global Financial Services Fund
                           AIM Global Health Care Fund
                           AIM Global Infrastructure Fund
                           AIM Global Resources Fund
                           AIM Global Telecommunications and Technology Fund AIM Global Government Income Fund
                           AIM Emerging Markets Debt Fund
                           AIM Strategic Income Fund


                  Class A, Class B and Advisor Class

                           AIM Emerging Markets Fund


Approved: February 4, 1999
Effective: June 1, 1999"


         3. Except for the above change in Schedule A to the Agreement, the Agreement as shall in all other respects remain in full force and effect.

         4. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.




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                  IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this Amendment to Agreement and Declaration of Trust of AIM Investment Funds as of the day and year first above written.


/s/ C. DEREK ANDERSON                   /s/ FRANK S. BAYLEY
---------------------------------       ----------------------------------------
C. Derek Anderson, Trustee              Frank S. Bayley, Trustee


/s/ ROBERT H. GRAHAM                    /s/ ARTHUR C. PATTERSON
---------------------------------       ----------------------------------------
Robert H. Graham, Trustee               Arthur C. Patterson, Trustee


/s/ RUTH H. QUIGLEY
---------------------------------
Ruth H. Quigley, Trustee


                         [THIS IS THE SIGNATURE PAGE FOR
            THE THIRD AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                            OF AIM INVESTMENT FUNDS]